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                                                                    EXHIBIT 23.2




INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Fresh Choice, Inc. on Form S-8 of our report dated February 2, 1996 (February 27, 1996 as to the last three sentences of the first paragraph of Note 9) appearing in the Annual Report on Form 10-K of Fresh Choice, Inc. for the year ended December 31, 1995.



/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP

San Jose, California
January 10, 1997





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